United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – August 12, 2014

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Departure of Certain Officers.

On August 12, 2014, Lockheed Martin Corporation issued a press release announcing that Brian P. Colan, 54, will become Vice President, Controller, and Chief Accounting Officer of the Corporation, effective August 18, 2014. In that position, Mr. Colan will serve as the Corporation’s principal accounting officer and will report to Bruce L. Tanner, Executive Vice President and Chief Financial Officer.

Mr. Colan replaces Christopher J. Gregoire, who has served as Vice President, Controller, and Chief Accounting Officer since March 29, 2010. Mr. Gregoire will continue with the Corporation as Vice President, Finance and Business Operations for the Corporation’s Mission Systems and Training Business Segment.

Mr. Colan’s previous positions with Lockheed Martin were as Vice President and Controller, Missiles and Fire Control, and prior to that as Vice President and Controller for Electronic Systems. In each of those roles, he was responsible for financial accounting and internal controls, reporting, financial planning and analysis, and government accounting and compliance. Prior to joining Lockheed Martin, Mr. Colan served as Vice President, Finance, Land Armaments Operating Group at British Aerospace Systems in Arlington, Virginia. Mr. Colan has a Bachelor of Science Degree in Accounting from St. Francis University and is a Certified Public Accountant.

Mr. Colan participates in benefit and compensation plans at levels consistent with his position and scope of responsibility. In connection with his promotion, the Management Development and Compensation Committee of the Board of Directors approved increases in Mr. Colan’s base salary and his target for an annual incentive under the Lockheed Martin Corporation Management Incentive Compensation Plan. These increases are consistent with the Corporation’s executive compensation philosophy which targets each element of compensation for executives new to their role such as Mr. Colan at 85% of the market rate, determined by the 50th percentile of pay level of a size-adjusted (by revenue) comparator group of companies. Annual incentive payments are based on an assessment of enterprise, business area, and individual performance against goals. The compensation changes are effective August 18, 2014.

A copy of the Corporation’s press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Lockheed Martin Corporation News Release dated August 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ Marian S. Block
Marian S. Block
Vice President & Associate General Counsel

August 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lockheed Martin Corporation News Released dated August 12, 2014